Confirmation of outstanding loan from Liming Wang

Date: November 15, 2006

SF Partnership, LLP
4950 Yonge Street, Suite 400
Toronto, ON M2N 6K1
Fax: (416) 250-1225

Attention: Mike Zenteno

Dear Sirs:

I hereby confirm that on December 31st, 2005, the outstanding loan made to EWRX Internet Systems Inc. was $60,000CAD. Information about the loan is as follows:
Total Interest rate from Sept 1 2004 to Dec 31st, 2006 is: $ 10,000CAD
Maturity date: December 31st, 2006

Yours truly,

Liming Wang